Exhibit 99.2

Aphton Corporation to Acquire Igeneon Extending its Leadership

Position in Cancer Immunotherapy

Acquisition Represents Pivotal Step to Establishing a Broad Oncology Franchise

Philadelphia, PA and Vienna, Austria, December 15, 2004 Aphton Corporation (Nasdaq: APHT) announced today that it has entered into a definitive agreement to acquire Igeneon, a privately held biopharmaceutical company based in Vienna, Austria that is focused on the development of immunotherapy-based therapeutics for the treatment of cancer. Pursuant to the agreement, Igeneon stockholders will receive 21.5 million shares of Aphton common stock in exchange for 100% of the equity of Igeneon. Based on the closing price of Aphton’s common stock on December 14, 2004, the value of the deal would be approximately $81 million. The transaction has been independently reviewed and approved by the boards of both companies and is contingent upon approval by a majority of voting Aphton stockholders.

With the signing of this transaction, Aphton takes a significant step toward implementing its strategy of expanding its oncology-focused business. Igeneon offers a promising pipeline with late-stage products and an experienced research and development organization. Igeneon’s pipeline significantly augments Aphton’s late-stage development program in immunotherapy-based therapeutics, including its lead product, Insegia™ (G17DT immunogen), for the treatment of gastric and pancreatic cancers. Igeneon has multiple therapeutic programs addressing significant unmet medical needs in oncology. Igeneon’s lead product IGN101 is currently in late stage clinical trials for the treatment of non-small cell lung and colon cancer.

Dr. Patrick Mooney, President and Chief Executive Officer of Aphton commented, “since becoming CEO I have made it clear that one of the main priorities for Aphton was to broaden and deepen its proprietary pipeline of oncology-based immunotherapeutics. This transaction accomplishes that goal. Igeneon is a very good ‘strategic fit’ for Aphton that we believe results in a global company with an industry-leading immunotherapeutic franchise.”

Dr. Mooney continued, “Through this acquisition, we not only gain an experienced team, but we create a pipeline and infrastructure that we expect to provide the foundation for sustainable growth in a competitive commercial oncology business. We see Igeneon’s lead products IGN101 and IGN311 as an important complement to our ongoing programs led by InsegiaTM, for which we anxiously await pivotal clinical trial data.”

“We believe that this transaction brings significant value to Igeneon stockholders and recognizes the high quality programs that we have built,” said Dr. Manfred Ruediger, Chief Executive Officer, Igeneon. “Aphton is a top-tier biotech company with the resources and commitment to take our programs to the next level as we continue to expand our research programs and, ultimately, commercialize products. In assessing the future direction of our programs we felt strongly that the synergies of the combined Aphton-Igeneon team and platforms were by far the strongest.”

Strategic Pipeline

Igeneon’s product portfolio will serve as a solid complement to Aphton’s development pipeline that is focused on pursuing direct immunotherapy approaches to the treatment of cancer and other diseases. Immunotherapy may have certain advantages over other targeted therapies by including specificity that may lead to better efficacy and decreased toxicities for patients. Aphton’s lead product Insegia is currently in a Phase III randomized, double-blind, clinical trial administered in combination with gemcitabine, for the treatment of advanced pancreatic cancer. This study is fully enrolled and the results continue to be blind to the company.

In addition to the Phase III combination study for Insegia, Aphton has also recently completed and reported positive data from a Phase III monotherapy pancreatic cancer trial, for which it has filed for marketing approval in Canada, Australia and Switzerland. A positive Phase II combination therapy trial with cisplatin and 5FU in advanced gastric cancer was also reported at the most recent American Society of Clinical Oncology meeting in 2004. The company continues to make substantial progress in its research and development (R&D) pipeline including its partnered programs. Aphton is committed to accelerating its activity in defining and developing approaches to treat cancer and other diseases.

Aphton, which is headquartered in Philadelphia, Pennsylvania, (with R&D facilities in Woodland, California and the United Kingdom), plans to maintain its current operations as well as the new facilities in Vienna, Austria, acknowledging the impressive work currently ongoing by the Igeneon team. In addition, Dr. Ruediger will stay on with Aphton in the newly created position of Executive Vice President and Chief Operating Officer. Dr. Ruediger will also sit on Aphton’s Board of Directors.

Terms of the Transaction

Under terms of the agreement, the transaction will take the form of a stock purchase and is expected to be complete pending approval of a majority of Aphton’s voting stockholders. Aphton anticipates it may incur charges associated with the transaction which will be detailed in the proxy statement following its closing.

UBS Securities, LLC acted as financial advisor and Akerman Senterfitt acted as legal counsel to Aphton Corporation. UBS Limited and Jones, Day & Dorda Brugger Jordis Rechtsanwaelte acted as financial and legal advisors, respectively, for Igeneon.

Conference Call Information

Aphton and Igeneon management will jointly host a conference call and webcast presentation today at 10:00 a.m. EST (4:00 p.m. Austria) to discuss the pending acquisition. To participate in the live call, please dial toll free (877) 407-8289; international callers please dial (201) 689-8344.

Those who wish to listen to the conference call and see the slide presentation live via the Internet may do so by visiting the Company’s Web site at www.Aphton.com. Please go to the web site 15 minutes prior to scheduled start time to register, download, and install any necessary audio software.

A webcast replay of the call, including slides, will be available on Aphton’s web site for 14 days beginning December 15.

About Aphton

Aphton Corporation, headquartered in Philadelphia, Pennsylvania is a clinical stage biopharmaceutical company focused on developing targeted immunotherapies for cancer and other diseases. The Company’s products seek to neutralize hormones involved in the growth and proliferation of cancers as well as other diseases. The company’s lead product, InsegiaTM (G17DT immunogen) is currently in development both as a monotherapy and in combination with chemotherapy for the treatment of pancreatic, gastric, colorectal and gastro-esophageal cancers. Aphton has strategic alliances with Aventis Pasteur for the development and commercialization of Insegia related to cancers of the gastrointestinal system and other cancers in North America and Europe; Glaxo-SmithKline for Insegia in the treatment of reproductive system cancer and non-cancer diseases worldwide; Daiichi Pure Chemicals for the development, manufacturing and commercialization of gastrin-related diagnostic kits; and Xoma for treating gastrointestinal and other gastrin-sensitive cancers using anti-gastrin monoclonal and other antibodies. For more information about Aphton or its programs please visit our website at www.Aphton.com.

About Igeneon

Igeneon, headquartered in, Vienna, Austria is a clinical stage biopharmaceutical company focused on the development of active and passive cancer immunotherapies designed to prevent or delay the development of metastases in cancers of epithelial origin. The company has a diversified and well-balanced research and product portfolio. Its lead product candidate is IGN101, an active cancer vaccine which is currently in a Phase II/III clinical trial. Igeneon’s second most advanced product candidate is IGN311, a monoclonal antibody targeting Lewis Y-positive cancer cells. IGN311 is expected to report results from a Phase I trial in 2005. Igeneon has a number of innovative research projects in prelinical development.

Aphton will file a proxy statement and other documents regarding the proposed acquisition described in this press release with the Securities and Exchange Commission (the “SEC”). Aphton stockholders are urged to read the proxy statement when it becomes available, because it will contain important information. A definitive proxy statement will be sent to stockholders of Aphton regarding the acquisition. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Aphton with the SEC for free on the SEC’s web site, www.sec.gov. Copies of the proxy statement and other documents filed by Aphton with the SEC may also be obtained free of cost by directing a request to Aphton Corporation, 5000 South Broad Street, Philadelphia, PA 19112, Attention: Investor Relations.

Aphton and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies of Aphton stockholders in connection with the proposed transaction. Such individuals may have interests in the transaction. A detailed list of the names, affiliations and interests of the participants in the solicitation, by stock ownership or otherwise, can be found in the definitive proxy statement relating to Aphton’s 2004 Annual Meeting of Stockholders that was filed with the SEC on May 14, 2004 and in the proxy statement relating to the acquisition of Igeneon that will be filed with the SEC.

Safe Harbor

This press release includes forward-looking statements, including statements about: (1) the completion of the potential acquisition of Igeneon by Aphton, including the value of the transaction, the filing by Aphton of a proxy statement and other documents with the SEC and obtaining the required approval by Aphton’s stockholders; (2) the impact of the anticipated transaction on Aphton’s operations and the potential benefits of the anticipated transaction to Aphton’s business and to Igeneon’s stockholders; (3) Aphton’s belief regarding the strength of Igeneon’s product portfolio and such portfolio’s ability to complement Aphton’s product portfolio; (4) Aphton’s commitment to accelerating its activity in defining and developing approaches to cancer and other diseases; (5) Aphton’s belief that it may incur charges associated with the transaction and (6) expectations regarding the commencement and completion of, and announcement of data from, clinical trials conducted by or on behalf of both companies. These forward-looking statements may be affected by the risks and uncertainties inherent in the drug development process and in Aphton’s and Igeneon’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in Aphton’s Securities and Exchange Commission filings, including Aphton’s report on Form 10-K filed with the Commission on March 15, 2004. Aphton and Igeneon wish to caution readers that certain important factors may have affected and could in the future affect Aphton’s and Igeneon’s beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of Aphton and Igeneon. These risk factors include, but are not limited to, (1) Aphton’s inability to receive the required approval from its stockholders; (2) the inability to successfully integrate Igeneon’s operations and product portfolio with Aphton’s operations and product portfolio; (3) the actual accounting implications of the business combination and (4) the actual design, results and timing of preclinical and clinical studies for both companies’ products and product candidates.

Contacts:

At Aphton:

Nick Porras

Investor Relations

(215) 218-4363

or

Investor Relations:

Tara Spiess

TS Communications Group

(914) 646-2233

or

Media:

The Ruth Group

Gregory Tiberend, (646) 536-7005

or

At Igeneon:

Frank Butschbacher

Manager, Corporate Communication & IR

tel.: ++43/1/902 50 133

mobile: ++43/699/18 904 133

E-Mail:

Brunner Str. 69/3

1230 Vienna, Austria